EXHIBIT 10(F)

                      OFFICE BUILDING LEASE - FULL SERVICE

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OFFICE BUILDING/LOCATION:                           4299 SAN FELIPE
                                                    HOUSTON, TEXAS

TENANT: MEDIQUIK SERVICES, INC.                     SUITE NO.: 300

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Article 1. LEASE OF PREMISES                                                   1
Article 2. DEFINITIONS                                                         1
Article 3. EXHIBITS AND ADDENDA                                                2
Article 4. DELIVERY OF POSSESSION                                              2
Article 5. RENT                                                                2
Article 6. INTEREST AND LATE CHARGES                                           4
Article 7. SECURITY DEPOSIT                                                    4
Article 8. TENANTS USE OF THE PREMISES                                         5
Article 9. SERVICES AND UTILITIES                                              6
Article 10. CONDITION OF THE PREMISES                                          6
Article 11. CONSTRUCTION, REPAIRS AND MAINTENANCE                              6
Article 12. ALTERATIONS AND ADDITIONS                                          6
Article 13. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY                          7
Article 14. RULES AND REGULATIONS                                              7
Article 15. CERTAIN RIGHTS RESERVED BY LANDLORD                                7
Article 16. ASSIGNMENT AND SUBLETTING                                          8
Article 17. HOLDING OVER                                                       9
Article 18. SURRENDER OF PREMISES                                              9
Article 19. DESTRUCTION OR DAMAGE                                              9
Article 20, EMINENT DOMAIN                                                    10
Article 21. INDEMNIFICATION                                                   10
Article 22. TENANT'S INSURANCE                                                11
Article 23. LANDLORD'S INSURANCE                                              11
Article 24. WAIVER OF SUBROGATION                                             11
Article 25. SUBORDINATION AND ATTORNMENT                                      12
Article 26. TENANT ESTOPPEL CERTIFICATES                                      12
Article 27. TRANSFER OF LANDLORD'S INTEREST                                   12
Article 28. DEFAULT                                                           12
Article 29. BROKERAGE FEES                                                    14
Article 30. NOTICES                                                           14
Article 31. GOVERNMENT ENERGY OR UTILITY CONTROLS                             14
Article 32. RELOCATION OF PREMISES                                            14
Article 33. QUIET ENJOYMENT                                                   14
Article 34. OBSERVANCE OF LAW                                                 14
Article 35. FORCE MAJEURE                                                     15


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Article 36. CURING TENANT'S DEFAULTS                                          15
Article 37. SIGN CONTROL                                                      15
Article 38. PARKING                                                           15
Article 39. OPTIONS                                                           15
Article 40. HAZARDOUS MATERIAL                                                15
Article 41. MISCELLANEOUS                                                     16

EXHIBITS

Exhibit "A" - Floor Plan showing the Premises
Exhibit "B" - Legal Description of Land
Exhibit "C" - Rules and Regulations
Exhibit "D" - Building Standard Work Letter
Exhibit "E" - Intentionally Deleted
Exhibit "F" - Approved Signage


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                              OFFICE BUILDING LEASE

This Lease is between 4295/4299 San Felipe Associates, LP, a California Limited Partnership ("Landlord"), and MediQuik Services, Inc., a Texas Corporation ("Tenant") dated September 7, 2000. Landlord and Tenant intending legally to be bound, agree as set forth below.

Article 1. LEASE OF PREMISES

In consideration of the Rent (as defined at Section 5.4) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by shaded area an the floor plan attached hereto as Exhibit "A" and further described at Section 2.a. The Premises are located within the Building and Project described in Section 2.c. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2.c).

Tenant currently occupies Suite 200 and a portion of the basement of the office building at 4295 San Felipe, which is part of the Project (defined below). Tenant desires to relocate and expand its leased premises. Tenant shall vacate its current leased premises and occupy the Premises as soon as the tenant improvements to the Premises described in Exhibit "D" attached are substantially complete and ready for occupancy. Tenant's obligation to pay rent on the current leased premises shall come upon commencement of the obligation to pay rent hereunder. The lease dated May 7, 1999 on the current leased premises shall terminate upon Tenant vacating the current leased premises and satisfying all requirements thereunder, including payment of the Basic Rental Adjustment (as defined therein).

Article 2. DEFINITIONS

As used in this Lease, the following terms shall have the following meanings:

a. Premises. That portion of the Building containing approximately 10,500 square feet of not rentable area, shown on Exhibit "A" attached hereto and made a part hereof, located on the third floor of the Building and known as Suite 300.

b. Land. The place or parcel of land which comprises the Project (as hereinafter defined) as more particularly described on Exhibit "B" attached hereto and made a part hereof, and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Project.

c. Project. The Project includes two office buildings; a connecting parking garage, surface parking and all common areas and improvements on the land.

d. Building. The office building of which the Premises are a part and common areas or improvements on the Land related thereto, located at 4299 San Felipe, Houston, Texas.

d. Term. Sixty & one-half (60 -1/12) months. The period commencing on the Commencement Date and expiring at midnight on the day preceding the sixty (60) monthly anniversary of the Commencement Date (the "Expiration Date), unless sooner terminated in accordance with the provisions of this Lease, subject to adjustment, if any, as provided in subparagraph (a). Landlord and Tenant shall promptly execute an amendment to this Lease confirming the Commencement and Expiration Dates of the terms as soon as they are determined.

e. Commencement Date: Estimated to be October 15, 2000, subject to adjustment as provided in this subparagraph (e), the term of this Lease shall commence on the completion of the Tenant Improvements, if any, or as stipulated in this subparagraph (e) (the "Commencement Date"). If, but for changes or delays made or caused by Tenant or its agents ("Tenant delays"), the Premises would have been completed sooner than actually completed, then the Commencement Date shall be advanced to the date on which the Premises would have been completed but for such Tenant delays.

f. Expiration Date: Estimated to be October 31, 2005.

g. Base Rent.

       Annual             Annual Base     Monthly Installments of  Total Annual
 Base Rent Periods          Rent/SF             Base Rent*           Base Rent*
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First 12 & 1/2months  $17.00/SF of Net         $14,875.00           $178,500.00
                          Rentable
                             Area
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Base Rent shall be adjusted for subsequent years of the Term in accordance with
Section 5.2. Base Rent for the period from October 15, 2000 to October 31, 2000 shall be $7,437.50.

h. Tenant's First Adjustment Date (section 5.2). The first day of the calendar month following the Commencement Date plus twelve (12) months.

i. Index (Section 5.2): Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers (1984 = 100), "All Items" for the Houston-Galveston-Brazoria Texas area.

j. Base Year: The calendar year of 2000.

k. Security Deposit (Article 7): Landlord currently holds a security deposit in the amount of $5,250.00 for Tenant's existing lease for Suite 200 at 4295 San Felipe. Upon commencement of this Lease (October 15, 2000), Tenant shall increase its security deposit by $9,625.00 for a total of $14,875.00. Tenant's failure to increase its security deposit by October 15, 2000 shall cause Tenant to be in default of this Lease.

l. Tenant's Proportionate Share: 11.6%. Such share is a fraction, the numerator of which is the approximate rentable square feet of the Premises, and the denominator of which is the approximate rentable area of the Project, as determined by Landlord from time to time. The Project consists of two (2) office buildings containing a total area of approximately 89,282 rentable square feet.

m. On-site Parking: Tenant shall be permitted, so long as Tenant is not in default to park thirty (30) cars on a non-exclusive basis in the on-site area(s) designed by Landlord. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator.

n. Tenant's Use Clause (Article 8): Office use only.


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o. Common Areas: All areas, improvements, facilities and equipment from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, Landlord and their respective agents, including, without limitation roadways, entrances and exits, hallways, stairs, loading areas, landscaped areas, open areas, park areas, exterior lighting, service drives, walkways, sidewalks, atriums, courtyards, concourses, ramps, restrooms, maintenance and utility rooms and closets, exterior utility lines, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas, vending or mail areas, common pipes, conduits, ducts and wires, and On-Site Parking areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

p. Rentable Area: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project. Notwithstanding the foregoing, the rentable area within the Premises or the Building or any other building within the Project, as the case may be, calculated as follows: (i) in the case of a single tenancy floor, all floor area within the inside surface of the exterior walls of the building excluding only the areas used for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts ("Service Areas"), but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator equipment room, central zone tenant, all floor areas within the inside surface of the exterior walls enclosing the Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from the Common Area, but including a proportionate part of the Common Area located on such floor based upon the ratio which the Tenant's Rentable Area (determined by excluding the Common Area) on such floor bears, to the aggregate Rentable Area (determined by excluding the Common Areas) on such floor plus an allocation of the square footage of the Building's elevator equipment room, central mechanical room, and ground floor lobbies. No deductions from Rentable Area shall be made for columns or projections necessary to the Building.

q. Landlord's Mailing Address.      4295/4299 San Felipe Associates, LP
                                    c/o Morrison Karsten Group
                                    526 B Street
                                    Santa Rosa, CA 95401

Tenant's Mailing Address.           MediQuik Services, Inc.
                                    4299 San Felipe #300
                                    Houston, Texas 77027

r. Broker(s)

Listing Broker: RealMark Corporation.

Cooperating Broker: none.

A "cooperating broker" is defined as any broker other then the Listing Broker entitled to a share of any commission arising under this Lease.

State: the State of Texas.

Article 3. EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference In this Lease:

a. Exhibit "A" - Floor Plan showing the Premises

b. Exhibit "B" - Legal Description of Land

c. Exhibit "C" - Rules and Regulations

d. Exhibit "D" - Building Standard Work Letter

e. Exhibit "E" - (INTENTIONALLY DELETED)

f. Exhibit "F" -Approved Signage

g. Addenda.

Article 4. DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall be deemed to occur on the date Landlord substantially completes Landlord's Work as defined in Exhibit "D" of such date as such Landlord's Work would have been substantially completed had Tenant or its agents, employees, contractors or authorized representatives not caused any delay in the substantial completion of such Work.

It is the intent of the parties that subject to any delays attributed to the Tenant and/or respective applicable governmental entities, the Landlord's Tenant improvement work will be substantially completed (the "Estimated Substantial Completion Date") as defined in Exhibit "D". If Landlord shall be delayed at any time in the progress of the construction of the Tenant Improvements by extra work, changes in construction ordered by Tenant, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, or by any other cause beyond Landlord's reasonable control, then the Estimated Substantial Completion Date shall be extended by the period of such delay.

Notwithstanding the above, and subject to any qualifying provisions in the Lease, and or delays caused by either the Tenant and/or governing regulatory agencies, in the event Landlord's portion of the Tenant Improvements are not substantially completed by the Estimated Substantial Completion Date as the same may be adjusted pursuant to the terms hereof, the Lease shall not be invalid, but rather Landlord shall substantially complete the Tenant Improvements as soon thereafter as is possible and Landlord shall not be liable to Tenant for damages in any respect whatsoever except as may be provided herein. The existence of "punch list items" shall not delay substantial completion of the Tenant Improvements for the purposes of Article 4 of this Lease. Additionally, and through no fault of the parties, should the respective applicable governmental entities cause any delays for any reason that in any way affect the ability of either party and their respective consultants to perform in accordance with the provisions stipulated herein, then the


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delivery provisions as stated in the Lease shall be adjusted forward for each day the agency(s) may cause a delay. There shall be no abatement of rent due to delays caused by the Tenant, if Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

Article 5. RENT.

5.1. Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises as set forth in Section 2.9. Monthly installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent, plus the Security Deposit, when Tenant executes the Lease.

5.2 Adjusted Base Rent.

a. The Base Rent (and the corresponding Monthly Installments of Base Rent) set forth in Section 2.f shall be adjusted annually commencing on Tenant's First Adjustment Date and continuing on the same date of each successive year (the "Adjustment Date"). Adjustments, if any, shall be based upon increases (if any) in the Index. The Index in publication three (3) months before the Commencement Date shall be the "Base Index." The Index in publication three (3) months before each Adjustment Date shall be the "Comparison Index." As of each Adjustment Date, the Base Rent payable during the ensuing twelve month period shall be determined by increasing the Initial Base Rent by a percentage equal to the percentage increase, if any, in the Comparison Index over the Base Index ("the Adjustment Percentage"). When the Base Rent payable as of such Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Base Rent and the manner in which it was computed. The Base Rent as so adjusted from time to time shall be the "Base Rent" for all purposes under this Lease. In no event shall the Adjustment Percentage be less than two and one-half percent (2.5%) nor greater than four and one-half percent (4.5%).

b. If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "Index" hereunder.

c. In the event the information relating to the Comparison Index is unavailable on any adjustment date, Tenant shall continue to pay Base Rent at the rate previously in effect plus the minimum Adjustment Percentage Increase of 2.5% and shall promptly make up any deficit as soon as the Comparison Index is available.

5.3 Project Operating Costs.

a. In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations paid or incurred by the Landlord attributable to the Project and its operation, all as provided below.

b. If, during any calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Article 5.3b.

(1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

(a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building, or Project, and the various estates therein and the underlying Land or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross and or commercial rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy improvement bond or bonds or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other losses, or (4) any occupancy, use, surface water management, parking or parking spaces per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If the Improvements or property, the taxes for which are to be paid separately by Landlord are not separately assessed, Tenant's portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Notwithstanding the foregoing, Landlord shall have no obligation to challenge the aforementioned, and Landlord's reasonable determination thereof, in good faith, shall be conclusive. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety - five percent (95%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable if the Project were completed and at least ninety - five percent (95%) occupied.

(b) Operating costs incurred by Landlord in maintaining, operating and repairing the Building and Project, including without limitation the following: costs of
(1) utilities, (2) supplies, (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project); (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, supervision, maintenance, repair or overhaul of the Building or Project, and equipment, systems, improvements and facilities located within the Project, including, but not limited to management personnel (to the extent dedicated to the Project), engineers, maintenance support personnel and employees, janitors, painters, floor waxers, window washers, ice and snow removal, security personnel and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots; (6) operation and maintenance of facilities for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service; (7) management, accounting, and administrative costs of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market rental value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; (11) license and permit fees for the Project; (12) security services for the Project; and (13) any other costs or expenses incurred by Landlord under this Lease and not otherwise directly reimbursed by tenants of the Project. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs, which would have been incurred if the Project had been at least ninety-five percent (95%) occupied.


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(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by
Tenant to Landlord as follows:

(a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

(b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional Rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

(c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Data, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Article 5.3 shall survive the Expiration Date.

(d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

(e) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%).

(f) If this Lease sets forth a Base Year in Section 2.1, then during the Term Tenant shall be liable for Tenant's Proportionate Share of any actual Project Operating Costs which exceed the amount of the Base Year. Tenant shall make current payments of such excess costs during the Term in the same manner as is provided for payment of Excess Expenses under the applicable provisions of
Section 5.3b(2)(b) and (c) above.

5.4 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. In the event that any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, then Landlord, at its option may require all future payments made by Tenant under this Lease be made by cashier's checks.

5.5 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 Taxes payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes (including, but not limited to any and all sales, rent or excise taxes) payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, whom such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord, (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt or the Rent hereunder, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. if it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

Article 6. INTEREST AND LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts will bear interest from the date due (defined as the first (1st) day of each calendar month of the Lease term) of the rate of eighteen percent (18%) per annum but not to exceed the maximum rate permitted by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within five (5) days of its due date, Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. In addition to this late charge, Tenant shall pay to Landlord $50.00 for each check of Tenant which is returned to Landlord because of non-sufficient funds.


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Article 7. SECURITY DEPOSIT.

Tenant agrees to deposit with Landlord the Security Deposit set forth at Article 2.k. simultaneously upon execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease, which for purposes of this Lease equals not less than the monthly base rent during the last year of the Lease term, including estimated monthly Project Operating Costs. If monthly Rent shall, from time to time, increase to an amount greater than the scheduled monthly base rent during the last year of the Lease term, Tenant shall at the time of such increase, deposit with Landlord additional money as a security deposit so that the total amount of the security deposit held by Landlord shall at all times bear the same proportion to the then current Rent. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to pay any Rent or any other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this Security Deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount required to be maintained under this Lease; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 28 hereof. Within thirty
(30) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee or Tenant. If Landlord sells its interest in the Premises, and Landlord has not become obligated to apply or use this deposit to cure Tenant's default or breach as provided herein, then Landlord shall deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

If Tenant is in default under this Lease more than two (2) times within any twelve month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of three (3) times the original Security Deposit, or three (3) months' Minimum Base Rent, which shall be paid by Tenant to Landlord forthwith on demand,

Article 8. TENANT'S USE OF THE PREMISES.

In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Land, all of such documents collectively referred to as the "Restrictions". As an appurtenance to the Premises, Tenant shall have the general and nonexclusive right, together with Landlord and the other tenants of the Project and their respective agents, to use the Common Area subject to the terms and conditions of this Lease.

Tenant shall use the Premises solely for the purpose set forth in Tenant's Use Clause as designated in Article 2.n and for no other purpose. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall by reason of the nature of Tenant's use or occupancy of the Promises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Board of Fire Insurance underwriters or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the form of this Lease.

Article 9. SERVICES AND UTILITIES.

Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during generally recognized business days, and during hours determined by Landlord in its sole discretion, and subject to the Rules and Regulations of the Building or Project, reasonable amounts of water, electricity for normal lighting, normal desk top office equipment, heating, ventilation and air conditioning ("HVAC") as required in Landlord's judgment for the comfortable use and occupancy of the Premises, the costs of which are included as Project operating costs.

Landlord shall maintain and keep lighted the common stairs, common entries and restrooms in the Building which are included as Project operating costs. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvement to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services, including failures arising out of Landlord's cooperation in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or the consumption of other resources. If Landlord, in its sole and absolute discretion allows Tenant to use heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Should any supplier of utility services or governmental agencies regulating such services render any special assessments for or restrictions upon such services, Tenant agrees that such assessments or restrictions will be fairly shared by each tenant in proportion to its Proportionate Share of Project Operating Expenses.


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

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord) provided during generally accepted business days and hours, without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter or electrical current motor in the Premises to measure the amount of water or electric current consumed. Utilities and services required at other times shall be subject to advance request and reimbursement by Tenant to Landlord. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense,

Landlord shall furnish lighting replacement for building standard lights, common area restroom supplies, window washing and common area janitor and landscaping services in a manner that such services are customarily furnished to comparable office buildings in the area, which are included as Project operating costs.

Should Tenant desire any additional services beyond those described herein above or a rendition of any of such services outside the normal times for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord upon demand Landlord's additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a per hour charge for after hours service which shall include the utility, service, labor, and administrative costs and a cost for depreciation of the equipment used to provide such after hours service. Should Landlord consent to a Tenant request for additional telecommunications services to the Project or the Building, Tenant shall pay as Additional Rent the actual installation, repair and maintenance charges for such use, including the net of installing any necessary additional riser capacity, plus ten percent (10%) of such expense for Landlord's overhead.

Article 10. CONDITION OF THE PREMISES.

Tenant agrees to take possession of the Premises in its existing condition "as is," "where is" and with any and all faults, and Landlord neither makes nor has made any representations or warranties, express or implied, with respect to the quality, suitability or fitness thereof of the Premises, or the condition or repair thereof. Tenant taking possession of the Premises shall be conclusive evidence for all purposes of Tenant's acceptance of the Premises in good order and satisfactory condition, and in a state and condition satisfactory, acceptable and suitable for the Tenant's use pursuant to this Lease, and accepted that the Tenant improvements to be constructed by Landlord, if any, as being completed in accordance with the plans, and specifications for such improvements (subject only to completion of items on Landlord's punch list), and/or except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date, as designated in Article 2.e. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

Article 11. CONSTRUCTION, REPAIRS AND MAINTENANCE.

a. Landlord's Obligations. Landlord shall perform Landlord's Work, if any, to the Premises as described In Exhibit "D." Landlord shall be responsible for maintaining and repairing the structural portions of the Building including the roof, exterior walls and foundations, as well as the heating, ventilating and air conditioning systems installed in the Building. Tenant shall be obligated to pay its pro rata share of all costs incurred by Landlord in repairing and maintaining the structural portions of the Building,

b. Tenant's Obligations,

(1) Tenant shall perform Tenant's Work, if any, to the Premises as described In Exhibit "D"; except for work, if any, to be performed by Landlord per Exhibit "D."

(2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows and doors, all entrances to the Premises all plumbing, pipes and fixtures (including restrooms), electrical wiring, switches and fixtures, all supplemental HVAC systems within the Premises Building Standard Furnishings and special items and equipment installed by or at the expense of Tenant.

(3) Tenant shall be responsible for the cost of all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

(4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the rate provided in Article 6 from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

c. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

d. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

e. Land and Equipment Limits. Tenant shall not place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.


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

f. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

g. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

h. Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Article 13.b. shall be repaired by Tenant at Tenant's expense.

Article 12. ALTERATIONS AND ADDITIONS.

a. Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Any alteration, additions or improvements that Tenant desires to make shall be presented to Landlord in written form with proposed detailed plans. Landlord may withhold its consent to any structural alterations, additions or Improvements to the Premises in its sole and absolute discretion. Tenant shall provide Landlord with copies of all applicable permits prior to commencement of work and Tenant shall comply with all conditions of said permits Landlord may require, upon notice to Tenant given at any time prior to the expiration of the Lease, that Tenant remove any alterations, additions or improvements made to the Premises by Tenant pursuant to the terms of Section 12. All alterations, additions, or improvements, shall conform to the requirements of Landlord's and Tenant's Insurers and of the federal, state and local governments having jurisdiction over the Premises, including, without limitation the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.), the OSHA General Industry Standard (29 C.F.R. Section 1210.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926,1001. et seq.) and shall be performed in accordance with the terms and provisions of this Lease and in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord befitting a first class office building, and such work shall be diligently prosecuted to completion. Tenant shall provide Landlord with as-built plans and specifications for any alterations, improvements, additions or utility installations. Landlord may, at Landlord's option, require that any such work be performed or reviewed and certified by Landlord's contractor or consultant, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of fifteen percent (15%) or the cost of the work.

b. Tenant shall pay the costs of any work done on the Premises pursuant to
Article 12.a., and shall keep the Premises, Building and Project free and clear of liens of any kind, Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant's leasehold interest, and any additions or Improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens as well as any claims that are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord not less than ten (10) days written notice of the intended commencement date before the date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

c. Landlord may require at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in any amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic and materialmen's liens and to insure timely completion of the work. Nothing contained in this Article 12.c. shall relieve Tenant of its obligation under Article 12.b. to keep the Premises, Building and Project free of all liens.

d. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or an behalf of Tenant, and defend and protect itself, Landlord, the Premises, and the Project against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Promises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

e. Tenant shall pay to Landlord the additional rent, the cost of any structural alterations or improvements to the Premises, Building or the Project and/or at Landlord's option, shall promptly make at Tenant's sole expense and in accordance with Section 12, any structural or nonstructural alterations to the Premises required to comply with any applicable law, code, rule or regulations, whether now existing or hereafter promulgated, where such alterations are required by reason of (i) the acts or omissions of Tenant or Tenant's employees or agents (ii) Tenant's use or change of use to the Premises; (iii) alterations or improvements to the Premises made by or for Tenant; or (iv) Tenant's application for any permit or governmental approval.

f. Unless their removal is required by Landlord as provided in Article 12.a., all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Terms; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Article 13.b.

g. Subject to the construction of the Tenant Work if any, Tenant accepts the Premises "as is", "where is" and with any and all faults, and Landlord neither makes nor has made any representations or warranties, express or implied, with respect to the quality, suitability or fitness thereof of the Premises, or the condition or repair thereof. Tenant taking possession of the Premises shall be conclusive evidence for all purposes of Tenant's acceptance of the premises in good order and satisfactory condition, and in a state and condition satisfactory, acceptable and suitable for the Tenant's use pursuant to this Lease.

Article 13. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

a. Subject to the provisions as established in Article 12.a., all fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements") shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Article 13.b.

b. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

Article 14. RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "C" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Buildings or Project, or their agents, employees and invitees.

Article 15. CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or (c) disturbing Tenant's use or possession of the Premises:

a. To name the Building and Project and to change the name or street address of the Building or Project:

b. To install and maintain all signs on the exterior of the Building and Project;

c. To have pass keys to the Premises and all doors within the Premises and operate storage areas, if any, excluding Tenant's vaults and safes;

d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagor of the Project or to any assignee of any mortgages on the Project, or to others having an interest in the Project or Landlord, and during the last twelve months of the Term, to show the Premises to prospective tenants thereof, and

e. To enter the Premises for the purpose of making inspection, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other pods of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest herein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry;

f. To make changes to the Project interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, entrances, loading and unloading areas ingress, egress, direction of traffic, decorative wells, provided, however, Landlord shall at all times provide the parking facilities required by applicable law;

g. To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

h. To add additional buildings and improvements to the Common Areas;

i. To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof;

j. To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

Article 16. ASSIGNMENT AND SUBLETTING.

16.1 No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

a. Tenant shall not, without the prior written consent of Landlord, assign, sell, pledge, mortgage, encumber transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, constitute a non-curable default of this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

(1) Landlord shall have the right to approve or disapprove such proposed assignment or sublease, which decision must be in writing and shall not be unreasonably withheld;

(2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

(4) No assignee or subtenant shall have a further right to assign or sublet except on the terms herein contained; and

(5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Promises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder,

(6) Any transfer for which consent is required pursuant to any mortgage, deed of trust, security interest, title retention, interest affecting the Land, Building or Project (the "Mortgage") shall not be effective unless and until such consent is given by the holder of any note or obligation secured by a Mortgage (the "Mortgagee).

c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or subtenant assume, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

If Tenant is a partnership, then any transfer or assignment during the term of the Lease which in the aggregate exceeds twenty-five percent (25%) of the interests of the partnership shall be deemed an assignment within the provisions of Article 16.a. In addition, if Tenant is a corporation, any transfer or assignment directly or indirectly, of any stock in such corporation which, in the aggregate, exceeds twenty-five percent (25%) of the total shares should be deemed an assignment of the Lease for purposes of Article 16.

d. Notwithstanding the provisions of paragraphs a, b and c above, the parties agree it is reasonable for the Landlord to disapprove an assignment of sublease to any other tenant(s) at the property.

e. No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or allot the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. No sublease or assignment shall be effective without the express written assumption by such assignee or Tenant of the obligations of Tenant under this Lease. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Landlord may accept any rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the default or breach by Tenant of any of the term, covenants or conditions of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default or if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

f. In the event of any default or breach of Tenant's obligation under this Lease, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of the Tenant's obligations under this Lease, including any subtenant, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

g. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand and No/100ths Dollars ($1,000.00) or ten percent (10%) of the current monthly Base Rent, whichever is greater, plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

h. Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agrees to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

16.2 The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

a. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default (as defined in Article 28) shall occur in the performance of Tenant's obligations under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of the foregoing provision or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant, or, until the default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

b. In the event of a default by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any other prior defaults or defaults of such sublandlord under such sublease.

c. Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

d. No subtenant under a sublease approved by Landlord shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

e. Landlord shall deliver a copy of any notice of default by Tenant to the subtenant, who shall have the right to cure the default of Tenant within the grace period, specified in such notice. The subtenant shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the subtenant.

Article 17. HOLDING OVER.

If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant of sufferance, upon all the provisions of this Lease (except as to Term, Base Rent and any options to extend the Lease Term), but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. If Tenant remains in possession without Landlord's written consent, Tenant shall be deemed to be wrongful holdover and shall be subject to all the rights and remedies provided to Landlord under this Lease and the applicable laws, including, without limitation, any forcible entry and detainer actions or other eviction processes, and Tenant shall be liable for all Additional Rent and Two Hundred percent (200%) of Minimum Rent for the period that Tenant is in wrongful possession. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate all such tenancy, it shall give the other Party not less than five (5) days advance written notice of the date of termination. Tenant shall Indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.

Article 18. SURRENDER OF PREMISES.

a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or such earlier date as the Lease shall terminate pursuant to the terms of the Lease, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date or such earlier date as the Lease shall terminate pursuant to the terms of the Lease, and promptly repair all damage to the Premises or Building caused by such removal.

b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned. If Landlord elects to remove all or any part of such Tenants Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date or such earlier date as the Lease shall terminate pursuant to the terms of the Lease, Tenant shall surrender all keys to the Premises.

Article 19. DESTRUCTION OR DAMAGE.

a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty (unless caused by a negligent or willful act of Tenant, in which event Tenant shall make the repairs at Tenant's expense), this Lease shall continue in full force and effect, subject to being terminated pursuant to the terms and conditions set forth below in this Article 19. Landlord shall not have any obligation to repair or restore any damage to the Premises, Building or the Project if there are insufficient insurance proceeds to repair or restore the same. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Article 19.d.

b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within sixty (60) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Article 19.d. If Landlord does not so elect to make such repairs, this Lease shall terminate upon fifteen (15) days written notice to Tenant.

c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within sixty (60) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Article 19.a. If Landlord does not elect to make such repairs, this Lease shall terminate upon fifteen (15) days written notice to Tenant. If the Premises, Building or Project is damaged or destroyed during the last twelve (12) months of the Lease Term, Landlord shall have the right to terminate the Lease by delivering written notice to tenant.

d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. All costs for repair and restoration incurred by Landlord and not covered by insurance proceeds shall be included as part of the Project Operating Costs, Tenant shall have no right to terminate the Lease by reason of any such damage, destruction, repair or restoration.

Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

e. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

f. The rights and obligation of the parties hereto are subject to the rights of lenders who hold a security interest in the Project to require that casualty insurance proceeds relating to the Project be applied against the debt secured by the project.


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

Article 20. EMINENT DOMAIN.

A. If the whole of the Building or Premises or Land is lawfully taken by condemnation or sold under threat of the exercise of such power, or taken in any other manner for any public or quasi public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

B. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

C. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Landlord's obligation to restore the remaining portion of the Premises should be subject to the amount of damages applicable to the same. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

D. The rights and obligations of the parties hereto are subject to the rights of lenders who hold a security interest in the Project to require that casualty insurance proceeds relating to the Project be applied against the debt secured by the project.

Article 21. INDEMNIFICATION.

A. TENANT SHALL INDEMNIFY AND HOLD LANDLORD, ITS AGENTS, PARTNERS AND LENDERS HARMLESS AGAINST AND FROM LIABILITY AND CLAIMS OF ANY KIND FOR LOSS OR DAMAGE TO PROPERTY OF TENANT OR ANY OTHER PERSON, OR FOR ANY INJURY TO OR DEATH OF ANY PERSON, ARISING OUT OF: (1) TENANT'S USE AND OCCUPANCY OF THE PREMISES AND PROJECT, OR ANY WORK, ACTIVITY OR OTHER THINGS ALLOWED OR SUFFERED BY TENANT TO BE DONE IN, ON OR ABOUT THE PREMISES AND PROJECT;
      (2) ANY BREACH OR DEFAULT BY TENANT OF ANY OF TENANT'S OBLIGATIONS UNDER THIS LEASE; (3) ANY NEGLIGENT OR OTHERWISE TORTUOUS ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, INVITEES OR CONTRACTORS, (4) ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, JUDGMENTS, COSTS OR EXPENSES ARISING OUT OF ANY ALTERATIONS, ADDITIONS OR IMPROVEMENTS UNDERTAKEN BY TENANT OR ANY WORK OR SERVICES PERFORMED FOR OR MATERIALS USED BY OR FURNISHED TO TENANT OR ITS EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS OR INVITEES WITH RESPECT TO THE PREMISES (INCLUDING THE REMOVAL OF ANY MECHANICS' LIENS) AND ALSO ARISING OUT OF THE TRANSPORTATION, HANDLING, USE, GENERATION, STORAGE, DISPOSAL OR RELEASE OF ANY HAZARDOUS MATERIALS IN, ON OR ABOUT ANY PORTION OF THE PREMISES, BUILDING OR PROJECT BY TENANT OR ITS EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS OR INVITEES; OR (5) OR RESULTING FROM TENANT'S DELAY OR FAILURE TO SURRENDER THE PREMISES IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 18, WHETHER OR NOT DUE TO LANDLORD'S NEGLIGENCE. TENANT SHALL AT TENANT'S EXPENSE, AND BY COUNSEL SATISFACTORY TO LANDLORD, DEFEND LANDLORD IN ANY ACTION OR PROCEEDING ARISING FROM ANY SUCH CLAIM AND SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AGAINST ALL COSTS, ATTORNEY'S FEES, EXPERT WITNESS FEES AND ANY OTHER EXPENSES INCURRED IN SUCH ACTION OR PROCEEDING, INCLUDING LANDLORD'S NEGLIGENCE, EXCEPT AS TO EACH OF THE INDEMNIFICATIONS SET FORTH ABOVE FOR ANY INJURY OR DAMAGE TO PERSONS OR PROPERTY ON THE PREMISES WHICH IS SOLELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, AS A MATERIAL PART OF THE CONSIDERATION FOR LANDLORD'S EXECUTION OF THIS LEASE, TENANT HEREBY ASSUMES ALL RISK OF DAMAGE OR INJURY TO ANY PERSON OR PROPERTY IN, ON OR ABOUT THE PREMISES, BUILDING AND PROJECT FROM ANY CAUSE. TENANT'S INDEMNITY OBLIGATION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THE LEASE,

B. LANDLORD SHALL NOT BE LIABLE FOR INJURY OR DAMAGE WHICH MAY BE SUSTAINED BY THE PERSON OR PROPERTY OF TENANT, ITS EMPLOYEES, INVITEES OR CUSTOMERS, AND ANY OTHER PERSON IN OR ABOUT THE PREMISES OR PROJECT, CAUSED BY OR RESULTING FROM FIRE, STEAM, ELECTRICITY, GAS, WATER OR RAIN WHICH MAY LEAK OR FLOW FROM OR INTO ANY PART OF THE PREMISES OR PROJECT, OR FROM THE BREAKAGE, LEAKAGE, OBSTRUCTION OR OTHER DEFECTS OF PIPES, SPRINKLERS, WIRES, APPLIANCES. PLUMBING, AIR CONDITIONING OR LIGHTING FIXTURES, WHETHER SUCH DAMAGE OR INJURY RESULTS FROM CONDITIONS ARISING UPON THE PREMISES OR UPON OTHER PORTIONS OF THE BUILDING OR PROJECT OR FROM OTHER SOURCES, WHETHER OR NOT DUE TO LANDLORD'S NEGLIGENCE. LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING FROM ANY ACT OR OMISSION OF ANY OTHER TENANT OR THE BUILDING OR PROJECT, NOR FROM THE FAILURE OF LANDLORD TO ENFORCE THE PROVISIONS OF ANY OTHER LEASE IN THE PROJECT, WHETHER OR NOT DUE TO LANDLORD'S NEGLIGENCE. LANDLORD AND ITS AGENTS AND EMPLOYEES SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR ANY LOSS OF BUSINESS OR LOST PROFITS BY TENANT. TENANT HEREBY WAIVES ALL CLAIMS FOR DAMAGE TO PROPERTY OR DEATH OR INJURY TO PERSONS IN, ON OR ABOUT THE PREMISES FROM ANY CAUSE, INCLUDING LANDLORD'S NEGLIGENCE, BUT EXCLUDING LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. LANDLORD AND ITS AGENTS AND EMPLOYEES SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR ANY DAMAGE TO PROPERTY ENTRUSTED TO EMPLOYEES OF THE BUILDING OR PROJECT, ANY LOSS OR DAMAGE TO PERSONS OR PROPERTY RESULTING FROM ANY CAUSE WHATSOEVER, INCLUDING LANDLORD'S NEGLIGENCE, UNLESS CAUSED BY OR DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS OR EMPLOYEES.

C. IF, AT ANY TIME DURING THE TERM OF THIS LEASE, THE HOLDER OF THE LANDLORD'S INTEREST HEREUNDER IS A PARTNERSHIP, JOINT VENTURE OR LIMITED LIABILITY COMPANY, TENANT AGREES TO LOOK ONLY TO THE ASSETS OF SUCH PARTNERSHIP, JOINT VENTURE OR LIMITED LIABILITY COMPANY AND NOT TO THE PARTNERS, JOINT VENTURE OR MEMBERS PERSONALLY WITH RESPECT TO ANY OBLIGATIONS OR PAYMENT DUE OR WHICH MAY BECOME DUE FROM LANDLORD HEREUNDER. A DEFICIT IN THE CAPITAL ACCOUNT OF ANY PARTNER, JOINT VENTURE OR MEMBER SHALL NOT BE CONSIDERED AN ASSET OF SUCH PARTNERSHIP, JOINT VENTURE OR LIMITED LIABILITY COMPANY VENTURE.


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

Article 22. TENANT'S INSURANCE.

a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies with a Best's rating of AVII or better acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy with the exception of worker's compensation, shall name Landlord, Landlord's agents, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. The commercial liability policy shall contain (i) a cross-liability endorsement,
(ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals of "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) produce said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alternations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), (ii) trade fixtures, merchandise and other personal property, fixtures, equipment and tenant improvements from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler leaking damage, vandalism and malicious mischief and (iii) loss of rents endorsement. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect worker's compensation insurance as required by law and commercial general liability insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, insuring Tenant against liability for bodily injury, death, personal Injury and property damage for not less than One Million Dollars ($1,000,000.00) combined single limit; if Tenant operates owned, hired, or non-owned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than One Million Dollars ($1,000,000.00) combined bodily injury and property damage; and umbrella liability insurance in excess of the underlying coverage listed herein above, with limits of not less than $2,000,000 per occurrence/$2,000,000 aggregate. The limit on such insurance coverage maintained by Tenant shall not limit the liability of Tenant under the Lease.

d. Not less then every three (3) years during the Term, Landlord and Tenant shall mutually agree to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article. In the event Landlord and Tenant cannot mutually agree upon the amounts of said increases, then Tenant agrees that all insurance policy limits as set forth in this Article shall be adjusted for increases in the cost of living In the same manner as is set forth in Article 5.2 hereof for the adjustment of the Base Rent.

e. Landlord makes no representation that the limits or forms of coverage of insurance specified are adequate to cover Tenant's property or obligations under this Lease.

f. Tenant may not self insure any insurance obligations.

Article 23. LANDLORD'S INSURANCE.

a. Landlord shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance; plus coverage against such other risks Landlord deems advisable from time to time, insuring Landlord, but not Tenant, against liability arising out of the ownership, use, occupancy or maintenance of the Project, the cost of which premiums are included as part of Project operating costs.

b. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project Improvements, but not Tenant's personal property, fixtures, equipment or non-structural tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable or may be required by a lender having a lien on the Project. In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Landlord, which insurance, shall also cover all Operating Expenses for said Period. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required by those paragraphs a and b shall contain such deductibles as Landlord or the aforesaid lender may determine. In the event that the Premises shall suffer destruction or damage as defined in Article 19 hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in the property insurance premium for the Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant. The cost of premiums for such policies are included as part of Project operating costs.

Article 24. WAIVER OF SUBROGATION.

Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.


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

Article 25. SUBORDINATION AND ATTORNMENT.

Upon written request of Landlord, or any first mortgage or first deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant within ten (10) days shall, in writing, subordinate the rights under this Lease to the lien of any mortgage or deed of trust, or to the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting such subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the granting or recording of such security interest. Tenant's failure to execute such documents within ten
(10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this paragraph.

Upon any foreclosure of any deed of trust or mortgage upon the Property or upon the execution of any deed in lieu of such foreclosure, Tenant agrees that it shall attorn to and recognize as its landlord under this Lease any person succeeding to the interest of Landlord in connection with such foreclosure or deed in lieu. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such successor-in-interest shall not be responsible for or bound by (a) any act, omission, or default by Landlord, (b) any security deposit not paid to such successor-in-interest, (c) payment of any tenant allowance or inducement,
(d) any payment of rent for more than one (1) month in advance, (e) any offset, defense or counterclaim against Landlord, or (f) any amendment or modification of this Lease except as otherwise expressly permitted, or consented to, by the mortgages under any mortgage or the beneficiary under any dead of trust.

Article 26. TENANT ESTOPPEL CERTIFICATES.

Within ten (10) days after written request from Landlord, Tenant shall, without charge, at any time and from time to time execute and deliver to Landlord or Landlord's designee, a written statement codifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; (e) that any alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (f) that Tenant is not in default; (g) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address), and (h) any other codifications requested by Landlord. Any such statement may be rolled upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the line required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that; (1) this Lease is in full form and effect and has not been modified except as represented by Landlord; (2) there are not uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance. If Landlord desires to finance, refinance, or sell the Project, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purpose herein set forth.

Article 27. TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

Article 28. DEFAULT.

28.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a. If Tenant abandons or vacates the Premises and Rent is not paid; or

b. If Tenant fails to pay any Rent or any other charges required to be paid by Tenant when due under this Lease and such failure continues for five (5) days after such payment is due and payable and Tenant receives written notice from Landlord, provided that no such notice shall be required if at least two such notices shall have been given during the previous twelve (12) months. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes such notice shall also constitute the notice required herein; or

c. If Tenant falls to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; or

d. A writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

e. If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

f. If Tenant files a voluntary petition for relief or if a petition is filed against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

g. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

h. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs in subparagraphs d through g above.


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A default of subsections a. d. a, 1, g, and b are not subject to a cure period.

28.2 Remedies. In the event of any default or breach of this Lease by Tenant hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice of demand of any kind to do the following:

a. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord's expenses of reletting (including without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent, performance of all other terms and conditions of this Lease to the date of termination and performance of all other terms and conditions of this Lease which expressly survive termination hereof; or

b. Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such retailing, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent motion brought for any amount not previously reduced to judgment in favor of Landlord; or

c. Accelerate the remaining amounts of Rent due under this Lease from and after the date of Default, bring action to recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, less the fair market value of the Premises, discounted at the lesser of the "base rate" referenced in the definition of the Interest Rate and calculated as of the date of Default or seven percent (7%) per annum; and

d. In addition to the foregoing, to enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

If Landlord reenters the Premises under the provisions of subparagraphs b, c or d above Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payments of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and paid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord, such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such retailing or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

In addition, Landlord shall have the right to recover as damages from Tenant the following:

1. Past Rent. The worth at the time of the award of any unpaid Rent which had been earned; plus

2. Real Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have bean earned until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

3. Rent After Award. The worth at the time of the award of the amount by which is unpaid Rent for the balance of the Term after the time of sword exceeds the fair market value of the Premises for the balance of the Term, plus

4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease of which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (Including attorney's fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises at Tenant's default, (c) preparing the Premises for reletting to a new tenant, Including any repairs or alterations, and (d) reletting the Premises, including brokers commissions, "'the worth at the time of the award" as used In subparagraphs 1 and 2 of
Section 28.2 shall be computed by allowing Interest at the maximum rate showed by low from the termination date of the Lease through the date of sword of in unpaid rent which had been earned at the time of said termination date. The worth at the time of the award" as used in subparagraph 3 above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or elected from the Premises.

28.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the (onto, issues, profits, log other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.


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

Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim demand, fight, or defense.

Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of the above paragraph is to shorten the period within which Tenant would otherwise have to raise such demands, rights, or defenses under applicable laws.

Article 29. BROKERAGE FEES.

Subject to execution of this Lease by both parties, Landlord shall pay to the Listing Broker and the Cooperating Broker, if any, as designated in Section 2.r. of this Lease jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Landlord and the Listing Broker for brokerage services rendered by said broker(s) to Landlord in this transaction. Notwithstanding the above, Landlord shall not be obligated for any brokerage fees beyond the original lease term.

Tenant and Landlord each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in Section 2.r. of this Lease) in connection with the negotiations of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Tenant and Landlord do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorney's fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, and such indemnity obligation shall survive the termination or expiration of the Lease.

Article 30. NOTICES.

All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, return receipt requested, postage prepaid, or reputable overnight express mail and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address as designated in
Section 2.q. and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; as designated in Section 2.q. Notices shall be deemed given three (3) days after depositing with the U.S. Mail if sent via certified U.S. Mail, or upon delivery, if personally delivered, and one (1) business day offer deposit with a reputable national express mail service, if sent via overnight express mail, Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

Article 31. GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local governmental controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

Furthermore, Landlord has advised Tenant that presently Reliant Energy HL&P ("Electric Service Provider") Is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "'Alternate Service Provider") or continue to contract for service from the Electric Service Provider.

Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or may Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of the obligations under the Lease.

Article 32. RELOCATION OF PREMISES.

INTENTIONALLY DELETED

Article 33. QUIET ENJOYMENT.

Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and of any mortgage, lease, or other agreement to which this Lease may be subordinate.

Article 34. OBSERVANCE OF LAW.

Tenant shall not use the Premises or permit anything to be done in or about the Premises, which will in anyway conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use of occupancy or the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall also, at its sole cost, promptly comply with the provisions of the recorded documents affecting the Premises insofar as the same relate to or affect the condition, use, occupational safety or occupancy of the Premises. Tenant's obligations pursuant to the foregoing shall include, without limitation, maintaining and restoring the Premises and making structural and nonstructural alterations and additions in compliance in conformity with all laws and recorded documents relating to the condition, use, occupancy or occupational safety of the Premises during the Lease Term; provided, however, that at Landlord's option, Landlord may make the required alteration, addition or change, and Tenant shall pay the cost thereof as additional rent. Any alternations or additions undertaken by Tenant pursuant to the foregoing shall be subject to the requirements of Article 12 of the Lease.


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Article 35. FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, we or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing In this Article 35 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

Article 36. CURING TENANT'S DEFAULT.

If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account or and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

Article 37. SIGN CONTROL.

Tenants shall not aft, point, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord, which it may withhold in its sole discretion. Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord. Landlord shall, at Landlord's expense, place the Tenant's name on the shared building directory, and the Suite number and/or Tenant name on or in the immediate vicinity of the entry door to the Premises using Building standard sign material and lettering. Landlord shall have no obligation to provide any entry door signage for the benefit of any assignee or subtenant and any such signage provided by another party identifying the Suite number and/or assignee or subtenant name in the Building shall be consistent with Building standard sign material and lettering and located on or in the immediate vicinity of the entry door to the assigned or sublet portion of the Premises.

Landlord shall allow Tenant the right to use one (1) sign face on the Building monument sign currently occupied by Cedar Point Oil. The color, material, content, size, type and design must be acceptable to Landlord, in its reasonable discretion. The sign shown on Exhibit "F" attached (if any) is approved. The Tenant shall provide comers ready artwork for Landlord's approval. Once approved the cost of Installation of the sign and its maintenance Is Landlord's obligation.

The signage rights, if any, granted in this Lease shall run in favor of the original Tenant named in the preamble to this Lease, and may not be assigned, either together with or separate and apart from this Lease, nor may they be exercised by any party other than such original Tenant.

Article 38, PARKING.

If Tenant commits, permits or allows any of the prohibited activities relating to vehicle parking described in the Lease or the Project Rules and Regulations then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

Article 39. OPTIONS.

a. Each Option granted to Tenant in this Lease is personal to the original Tenant named in the preamble and may be exercised only by such original Tenant while occupying the Premises, who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than such original Tenant; provided, however, that an Option may be exercised by or assigned to any Tenant Affiliate as defined in
Article 16 of this Lease. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

b. In the event that Tenant has any multiple options to extend or renew this Lease, a later option to extend cannot be exercised unless the prior option to extend has been so exercised.

c. Tenant shall not have the right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Article 28 and continuing until the noncompliance alleged in said notice of default is cured, (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, (iii) in the event that Landlord has given to Tenant three or more notices of default whether or not the defaults are cured during the 12 month period of time immediately prior to the time Tenant attempts to exercise the subject Option, or
(iv) Tenant has committed any non-curable breach, including without limitation those described in Article 28, or is otherwise in default of any of the terms, covenants or conditions of this Lease.

d. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions as related hereto for.

e. All rights of Tenant under the provisions of an Option shall terminate and be of no further force or affect, notwithstanding Tenant's due and timely exercise of the Option. If, after such exercise and during the term of this Lease (i) Tenant fails to pay Landlord monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Tenant falls to commence to cure a default specified in Article 28 within thirty (30) days after the date that Landlord gives notice to Tenant or such default and/or Tenant fails thereafter to diligently prosecute said cure to completion, or (iii) Landlord gives to Tenant three or more notices of such default whether or not the defaults are cured, or (iv) if Tenant has committed any non-curable breach, or is otherwise in default of any of the forms, covenants and conditions of this Lease.


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Article 40. HAZARDOUS MATERIAL.

Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or Project by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent may be granted or withheld at Landlord's sole discretion. For the purpose of this Lease, "Hazardous Material" shall include oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "Hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any federal, State or local laws, ordinances or regulations, except for routine office end janitorial supplies used on the Premises and stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations. If Tenant breaches the obligations set forth in this paragraph, or if the presence of Hazardous Material in the Premises or at the Premises caused or permitted by Tenant results in contamination of the Premises or any other part of the Project, or if contamination of the Project by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend (by counsel acceptable to Landlord) and hold Landlord and its agents and each of their respective successors and assigns harmless from any and all claims judgments, damages, penalties, fines costs, liabilities or losses (including, without limitation, diminution in value of the Project damages for the loss or restriction on use of Project, damages arising from any adverse impact on settlement of claims, and any attorneys' fees, consultant fees and expert fees which arise during or after this term of this Lease as a result of such contamination). This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, State or local governmental agency or political subdivision because of Hazardous Material present in, on or under the Premises, without limiting the foregoing. If the presence of any Hazardous Material caused or permitted by Tenant results in any contamination of the Project, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effects on the Project.

Article 41. MISCELLANEOUS

a. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

b. Addends. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

c. Attorneys' Fees. In the event of a suit, action, arbitration. or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U. S. Bankruptcy Code, is instituted to interpret or enforce any provision of this Agreement, or with respect to any dispute relating to this Agreement, including, without limitation, any action which a declaration of rights is sought or an action for rescission, the prevailing party shall be entitled to recover from the losing party its reasonable attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial or arbitration, as the case may be, or an any appeal or review, in addition to all other amounts provided by law. This provision shall cover costs and attorneys fees related to or with respect to proceedings in Federal Bankruptcy Courts, including those related to issues unique to bankruptcy law.

d. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Project without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Project in violation of this paragraph shall constitute a material default of this Lease.

e. Authority. If Tenant is a corporation, limited liability company, or general or limited partnership, each individual signing this Lease on behalf of Tenant represents and warrants that Tenant is a duly formed and validly existing corporation, limited liability company, or general or limited partnership; (i) in good standing and qualified to do business in the district in which the Project is located; (ii) has full power and authority to enter into this Lease; and (iii) that he or she is authorized to execute this Lease on behalf of the corporation, limited liability company, or general or limited partnership. Tenant shall, at Landlord's request within thirty (30) days after execution of this Lease, deliver a certified copy of a resolution of its board of directors authorizing such execution that this Lease is binding on Tenant in accordance with its terms.

f. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Article 16, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

g. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Sections numbers refer to Articles and Sections in this Lease.

h. Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

i. Choice of Law. This Lease shall be constructed and enforced in accordance with the laws of the State of Texas.

j. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for special performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction. Furthermore, whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

k. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

l. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

m. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

n. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material default of this Lease by Tenant without the need for further notice to Tenant.

The obstruction of Tenant's view, sit, or light by any structure erected in the vicinity of the Premises, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

o. Execution of Lease And Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute an offer by Landlord or a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other Premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, unless and until Landlord has in fact signed and delivered this Lease to Tenant.

p. Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with audited financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant's internally prepared financial statements, certified by Tenant reflecting Tenant's then current financial condition. Tenant represents and warrants that all financial statements, records and Information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

q. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

r. Guarantor. [INTENTIONALLY DELETED].

s. Merger. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies and may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

t. Mortgagee Protection. Tenant agrees to send by certified or registered mail, return receipt requested, to any first mortgages or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgages or beneficiary shall have an additional thirty (30) days to cure such default, provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgages or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances. In the event of the sale of the Land, the Building or the Project by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

u. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior or contemporaneous agreement or understanding including, but not limited to any oral or written warranties or representations pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Listing Broker nor the Cooperating Broker, if any, designated in Article 2.q., nor the Landlord or any employee or agent of any said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Project and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

v. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "Short form" memorandum of this Lease for recording purposes.

w. Security Measures; Lessor's Reservations. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Project or any part thereof, in which the cost thereof shall be included within the definition of Operating Expenses, as set forth in Article 5.

x. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

y. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

z. Time of the Essence. Time is of the essence of this Lease.

aa. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment received.

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

bb. Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other and any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

cc. No Personal Liability; Sale; Special Damages. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Building for satisfaction of Tenant's remedies on account thereof. Landlord or any successor owner shall have the right to transfer and assign to a third party, in whole or part, all of its rights and obligations hereunder and in the Building and Land, and in such event, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by, (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of first year Basic Rent; or (ii) as to any Mortgages or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgages. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

dd. LANDLORD'S LIEN. TO SECURE THE PAYMENT OF ALL RENT DUE AND TO BECOME DUE HEREUNDER AND THE FAITHFUL PERFORMANCE OF ALL THE OTHER COVENANTS OF THIS LEASE REQUIRED BY TENANT TO BE PERFORMED, TENANT HEREBY GIVES TO LANDLORD AN EXPRESS CONTRACT LIEN ON AND SECURITY INTEREST IN ALL PROPERTY, CHATTELS, OR MERCHANDISE WHICH MAY BE PLACED IN THE PREMISES AND ALSO UPON ALL PROCEEDS OF ANY INSURANCE WHICH MAY ACCRUE TO TENANT BY REASON OF DAMAGE TO OR DESTRUCTION OF ANY SUCH PROPERTY. ALL EXEMPTION LAWS ARE HEREBY WAIVED BY TENANT. THIS LIEN AND SECURITY INTEREST ARE GIVEN IN ADDITION TO ANY LANDLORD'S STATUTORY LIEN(S) AND SHALL BE CUMULATIVE THERETO. UPON REQUEST OF LANDLORD, TENANT AGREES TO EXECUTE UNIFORM COMMERCIAL CODE FINANCING STATEMENTS RELATING TO THE AFORESAID SECURITY INTEREST. THE PARTIES AGREE THAT A COPY OF THIS LEASE, FULLY EXECUTED BY LANDLORD AND TENANT, MAY BE FILED AS A FINANCING STATEMENT WITH THE SECRETARY OF STATE OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

ee. NO RIGHT TO PURCHASE. TENANT ACKNOWLEDGES IT HAS NO OPTION, RIGHT OF FIRST REFUSAL, OR OTHER RIGHT TO PURCHASE THE PROJECT.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX OF THIS ISSUE.

The parties hereto have executed this Lease as of the dates set forth below.

Date:                                            Date:
          ------------------------------------           -----------------------
Landlord, 4295/4299 San Felipe Associates, LP,   Tenant: MediQuik Services Inc.,
          a California Limited Partnership               a Texas Corporation
By:       Morrison Karsten Group, General        By:         /s/ R. Teague
          Partner                                        -----------------------

                                                 Name Printed.


By:
          ------------------------------------
          Thomas L. Karsten, Jr.                 Title:   C.E.O.
Title:    Executive Vice President               TAX ID#:  74-2876711

                                   EXHIBIT "A"

                                   FLOOR PLAN

               (FOR REFERENCE PURPOSES ONLY - MAY NOT BE TO SCALE)

                           (APPROVED FOR CONSTRUCTION)

                               [GRAPHIC OMITTED]

                                                                 Initials
                                                      ___________________
                                                      ___________________

                                   EXHIBIT "B"

                            LEGAL DESCRIPTION OF LAND

Lots Eleven (11), Twelve (12), Thirteen (13), Fourteen (14) and Fifteen (15) Block One (1)
Briarglen, an addition in Harris County, Texas, according to the map or plat thereof recorded In Volume 43, Page 59 of the Map Records of Harris County, Texas

AND

Lots One (1), Two (2), Three(3), Four(4) and Five(5)
Block One(1)
Partial Replat of a replat of Parrett Subdivision, an addition in Harris County, Texas, according to the map or plat thereof recorded in Volume 42, Page 67 of the Map Records of Harris County, Texas

                                   EXHIBIT "C"

                 RULES AND REGULATIONS FOR 4296/4299 SAN FELIPE

                                  GENERAL RULES

1. Tenant shall not suffer or permit the obstruction of any part of the Common Areas, including driveways, walkways and stairways. Tenant shall not have access to the roof of the Building, unless accompanied by a representative of Landlord.

2. Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be intoxicated or under the influence of liquor of drugs, and or a threat to the safely, reputation, or property of the Project and its occupants.

3. Tenant shall not make or permit any noise or odors that annoy or interfere with other Tenants or persons having business within the Project.

4. Tenant shall not keep or permit to be brought or kept in the building any animals or birds within the Project, except for seeing-eye dogs when in the company of their masters, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose,

6. Tenant shall not alter any lock or install new or additional locks or bolts.

7. Tenant shall be responsible for the inappropriate use of any toilet, plumbing or other utilities, whether located within the Premises or the Project. No foreign substances of any kind (including, without limitation, coffee grounds) are to be inserted therein.

8. Tenant shall not mark, drive nails, screw or drill into the walls, woodwork or plaster or in any way deface the building or any Premises leased to supporting partitions pictures, paintings and other similar solely decorative items, except for typical office wall hangings, pictures and paintings.

9. Tenant shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Landlord's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Landlord. The persons employed to move Tenant's equipment, material, furniture and other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during nonbusiness hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Tenant shall be responsible for any damage to the Project arising from any such activity.

11. Tenant shall not employ any service or contractor for services or work to be performed in the Premise or Building, except as approved by Landlord.

12. Landlord reserves the right to close and lock the Project on Saturday between the hours of 1:00 p.m. and 8:00 a.m. Sundays, and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. of the following days. Access to the building may be refused unless the person seeking access is known to the person charged with responsibility for the safety and protection of the building and has a pass or is properly identified. in no case shall Landlord be liable for any loss or damage for any error with respect to the admission to or exclusion from the building of any person. in case of invasion, mob, public excitement or other commotion and at such times as Landlord deems necessary for the safety and protection of the building, its tenants and all property located therein, Landlord may prohibit and prevent access to the building by all persons by any means Landlord deems appropriate. If Tenant uses the Premises during such periods, Tenant shall be responsible for securely locking any doors it may have opened for entry, turning off all lights and office equipment within the Premises, and Landlord shall have no responsibility relating thereto. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry from Tenant's area or Common Areas regardless of whether such loss occurs when the area is locked against entry or not.

13. Tenant shall return all keys furnished by the Landlord and any reproductions thereof made by or at the direction of tenant at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14. No window coverings, shades or awnings except those provided by Landlord shall be installed or used by Tenant.

15. No Tenant, employee or invites shall go upon any of the roofs of the Building or Project.

16. Tenant shall not suffer or permit smoking or carrying of lighted cigar or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas; all office suites are designated non-smoking areas.

17, Tenant shall not use any method of heating or air conditioning other then as provided by Landlord.

18. Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord's written consent.

19. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose, or storage, manufacturing, sale of liquor, narcotics or drugs, of cooking or food preparation except that Tenant may install and use microwave ovens.

20. Tenant shall comply with all energy conservation, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

21. Landlord reserves the right to waive any one or these rules or regulations, and/or as to any particular Tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Tenant.

22, Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and the occupants. Tenant agrees to abide by these and such rules and regulations.

24, Each Tenant shall give Landlord prompt notice of any accident to, or defects in, the Premises, Building and Project, the plumbing, electric wiring, heating or air conditioning so that the same may be attended to promptly.

25. Canvassing, soliciting and peddling in the Project are prohibited and such Tenant shall cooperate to prevent such activities.

26. No Tenant shall engage in advertising which in Landlord's opinion, lands to impair the reputation of the Project or its desirability.

27. When electric wiring of any kind is introduced it must be connected as directed by the Landlord, and no baring or cutting for wires will be allowed except with the written consent of the Landlord. No apparatus, other than normal office machines and equipment of any kind, shall be connected with the electric wiring of the Leased Premises and/or the Project without the written consent of the Landlord. Each tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone and electricity distribution equipment,

28. No Tenant shall use or keep in any Premises or at the Project any kerosene, gasoline or inflammable or combustible fluid or material.

29. Tenant shall not place any furnishings an the balconies or patios of the Project.

30, The bulletin board or directory of the building shall be used primarily for display of the name and location of Tenants and Landlord reserves the right to exclude any other names therefrom, to limit the number of names associated with tenants to be placed thereon and to charge for names associated with tenants to be placed thereon at rates applicable to all tenants.

31. No tenant shall affix any floor covering in any manner except as approved by the Landlord. The expense of repairing any damage caused by removal of any such floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused. Carpet protector pads shall be used by all desk stations.

32. No mail. furniture, packages, supplies, equipment, merchandise or deliveries of any kind will be received in the building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.

33. The requirements of tenants will be attended to only upon application to Landlord at the office of the building. Employees of Landlord shall not perform any work outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (Tenant or otherwise) to any premises in the building.

                                  PARKING RULES

1. Parking areas shall be used only for parking vehicles no longer than full size passenger automobiles herein called "Permitted Size Vehicles". Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles".

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3. Parking stickers or identification devices if used by Landlord in its discretion at the Project shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay for such replacement charge as is reasonably established by Landlord for the logo of such devices.

4. Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5. Landlord reserves the right to reasonably allocate parking spaces between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all or which risks are assumed by the party using the parking area. Tenant indemnities and agrees to hold Landlord, any operator of the Parking areas and their respective agents harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its agents, whether brought by any of such persons or any other person.

8. Validation, if established, will be permissible only by such method or methods as Landlord and/or licenses may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking lot, driveways or Common Areas of the Project is prohibited.

10. Tenant and its employees, agents and invitees shall not park in visitor designated parking spaces located within the Project unless specific arrangements for such parking space use have been entered into in writing between Landlord and Tenant.

11. Tenant shall be responsible for seeing that all No employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

12. Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

13. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

14. Of Tenant commits, permits or allows any of the prohibited activities described in the Rules, than in effect, then Landlord shall have the right, without notice, in addition to such other rights or remedies it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

15. Tenant agrees not to park any vehicle in parking lot for a more than a 24 hour period. Violation of this policy will result in the vehicle being towed at tenant's expense.

16. Users of parking area shall not back into parking spaces.

INITIALS

                                  EXHIBIT "D"'

                         BUILDING STANDARD WO RK LETTER

THIS WORK LETTER AGREEMENT ("Work Letter") supplements the Standard Office Lease for 4290 San Felipe, Suite 300 dated August 31, 2000 ("Lease") executed concurrently herewith between 4295/4299 San Felipe Associates, LP ("Landlord") and MediQuik Services, Inc, ("Tenant"), covering the Premises for the primary Lease Term as described in the Lease.

1.    Tenant Improvements/Allowance/Excess Cost

1.1 Subject to approval of final plans and specifications, and costs and payment by Tenant of any costs, if any, as hereinafter provided, Landlord and Tenant jointly agree to provide reasonable building standard Tenant Improvements for the Premises (the "Tenant Improvements") as more specifically defined in the attached Exhibit "A" - Space Plan and Exhibit "D-1" - Contractors Preliminary Cost Proposal. Landlord is constructing the Tenant Improvements on a 'turn-key' basis at no additional charge to Tenant based on the Contractors Preliminary Cost Proposal that the total coal of the Tenant Improvements will not exceed $32,000.00. Tenant shall be responsible for the cost of all Tenant Improvements above and beyond the scope of work noted herein (deemed to be 'building standard" finish unless specifically detailed otherwise), as well as all costs associated with moving personal property, relocation, telephone/communication/computer cabling and wiring, furniture systems, and change orders, which costs shall be borne directly by the Tenant.

1.2 Tenant is responsible for all costs which are approved in writing as construction changes (the "Excess Costs"), which shall be paid by Tenant to Landlord as stipulated herein, but in no event later than the date of occupancy of the Premises by Tenant. The cost of the Tenant Improvements paid by Landlord includes all hard costs, including but not limited to any architectural and engineering fees applicable to the Premises, plan check fees, testing and inspection costs, bonds, permit fees, supervision, overhead, general conditions and profit.

1.3 Tenant shall tender $22,000.00 to Landlord on or before September 16, 2000 to be held by Landlord as Tenant's contribution for the cost of Tenant Improvements. if Tenant compiles with this Lease without any Default, Landlord shall reimburse Tenant for $14.876.00 of this contribution on the 1st day of the 1st full month of the Term and $7,125.00 on the 1st day of the 10th full month of the Term, by a credit against Base Rent. Furthermore, any default by Tenant whether cured or not shall negate Tenant's right to receive reimbursement of Tenant's contribution.

2.    Space Plan

2.1 The Space Plan attached to the Lease as Exhibit "A" is approved by Tenant and Landlord for the construction of the Tenant Improvements. Any cost relating to any change to the approved space plan shall be Excess Costs.

3.    Final Working Plans

3.1 Due to the limited nature of the Tenant Improvements, detailed construction drawings are not necessary and the Space Plan shall suffice. In the event of any question as to the nature of the Tenant Improvements. the building standard level of office build out historically provided in the Building shall apply.

4. Construction of Tenant Improvements

4.1 Landlord shall, at its sole cost and expense (except as otherwise provided herein) construct the Tenant Improvements in accordance with the Space Plan and all applicable County and City ordinances.

5. Substantial Completion

5.1 Landlord shall obtain building permits to construct the Tenant Improvements. The work for the Tenant Improvements shall be performed in a good and workmanlike manner, using new and high quality materials. Landlord shall obtain or cause the contractor to obtain prior to the commencement of any construction all required building permits as required by the governing municipality, and customary commercial general liability and builders risk insurance,

Tenant and its employees, agents and other representatives shall be granted reasonable access to the demised Premises and permitted to Inspect the work during normal business hours throughout the duration of the construction process, as long as Tenant and its employees, agents and other representatives shall not interfere with Landlord's contractors or their subcontractors work, and shall comply with all reasonable rules and regulations established by Landlord for the protection and completion or Landlord's work.

5.2 The Tenant Improvements shall be deemed substantially completed when the Tenant improvements per the Space Plan are substantially completed, a certificate of occupancy issued, the Premises are in a broom-clean condition, and Tenant has reasonable access to same.

5.3 Landlord shall use its best efforts to substantially complete construction of the Tenant improvements on or before the date (the "Estimated Substantial I Completion Date") that is October 16, 2000, provided that for every day that Tenant is late in delivering the $22,000.00 contribution described in Section
1.3 above automatically extends the Estimated Substantial Completion Date, but without extending the Commencement Date (notwithstanding any contrary provisions in the Lease).

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5.4 If Landlord shall be delayed at any time in the progress of the construction of the Tenant Improvements by extra work, changes in construction ordered by Tenant, or by strikes, lockouts, fire, delay in transportation, unavoidable casualties, rain or weather conditions, or by any other cause beyond Landlord's reasonable control, then the Estimated Substantial Completion Date shall be extended by the period of such delay. However, notwithstanding the above, and subject to any qualifying provisions in the Lease, and of delays caused by either the Tenant and or City or County, should Landlord not be able to substantially complete the construction of Tenant Improvements as provided above due to a negligent eel or omission on the part of either Landlord and or its contractor's actions. then for each day Landlord fails to substantially complete the Tenant Improvements in the Premises, the Tenant shall be credited one day of free rent for each day the substantial completion of Tenant Improvements exceeds the Estimated Substantial Completion Date as provided in Paragraph 6.3 above.

8.5 In the event that the Tenant Improvements are not substantially completed by the Estimated Substantial Completion Date, the Lease shall not be invalid. but rather Landlord shall substantially complete the Tenant Improvements as soon thereafter as is possible and Landlord shall not be liable to Tenant for damages in any respect whatsoever. The existence of "punch list items," as per Section a herein shall not delay substantial completion of the Tenant Improvements for the purposes of Article 4 of the lease.

5.6. Tenant accepts the Premises as is and acknowledges that Landlord shall have no further obligation to construct leasehold improvements In the Premises.

5.7. Landlord shall permit Tenant and Tenant's contractors to enter the Premises prior to Substantial Completion to install Tenant's equipment, fixtures, and other personal property in the Premises. The permission herein granted for the entry of Tenant and Tenant's contractors in the Premises is conditioned upon Tenant and Tenant's agents, contractors, workmen, supplies and invitees working in harmony with, and shall not interfere with Landlord's contractors or their subcontractors for the work and shall comply with all reasonable rules and regulations established by Landlord for the protection and completion of Landlord's work.

6.    Change Orders

6.1 If Tenant shall request any change, addition or alteration in approved final drawings, Landlord shall promptly give Tenant a written estimate of the maximum cost of engineering and design services to prepare working drawings in accordance with such request and the time delay expected because of such request. If Tenant approves such estimate in writing, Landlord shall have working drawings prepared and Tenant shall promptly reimburse Landlord for the cost thereof not in excess of such estimate. Promptly upon the completion of such working drawings, Landlord shall notify Tenant in writing of the cost of which will be chargeable to Tenant by reason of such change, addition or deletion which change shall be in writing whether it desires to proceed with such change addition or deletion, and in the absence of such written authorization Landlord shall not be obligated to continue work on Tenant's Premises and Tenant shall be chargeable with any delay in the completion of the Premises resulting therefrom per Article 4.

7.    Incomplete Common All"

INTENTIONALLY DELETED

8.    Punch List Areas

8.1 Except as provided in Section 9 herein, Tenant's failure to notify Landlord of any needed additional construction or required clean-up, or its non-acceptance of substantial completion of the Tenant Improvements, within 30 days following the taking of possession by Tenant shall establish the conclusive presumption that all warranties as to the condition of the Premises and/or Tenant Improvements have been satisfied,

9.    Warranty re Improvements

9.1 In lieu of all other warranties, express or implied concerning latent or patent defects, Landlord guarantees that the Tenant Improvements will be free of defects in workmanship and/or material for a period of twelve (12) months following the commencement of the Lease term, except for those items Tenant shall be responsible for as specified in paragraph 1.1 herein above. If Landlord receives, within said time period, written notification from Tenant setting forth with specificity any such defects, Landlord shall promptly, at its sole cost end expense, repair the same. If Landlord does not receive said written notification within said time period, time being of the essence, it shall be conclusively presumed that Landlord had performed all the obligations required of it by reason of the construction of the Tenant Improvements and Landlord shall not, except as otherwise specifically stated in this Lease be obligated to make any repairs to the Premises of any nature whatsoever.

10.   Time is of the essence of this Exhibit D.

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                                  EXHIBIT "D-1"

                      Contractors Preliminary Cost Proposal

$32,000.00 for the project on a "turnkey" basis.

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                                   EXHIBIT "E"

                          CONTINUING GUARANTY OF LEASE

                                 (Office Lease)

                             [INTENTIONALLY DELETED]

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                                   EXHIBIT "F"

                                APPROVED SIGNAGE

         [TENANT TO PROVIDE CAMERA READY ARTWORK FOR LANDLORD APPROVAL]

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